Exhibit 13.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Bayer AG (the “Company”), does hereby certify, to such officer’s knowledge, that:

     The Annual Report on Form 20-F for the fiscal year ended December 31, 2004 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Annual Report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2005	/s/ Werner Wenning
	Name:	Werner Wenning
	Title:	Chairman of the Board of Management

Dated: March 15, 2005	/s/ Klaus Kühn
	Name:	Klaus Kühn
	Title:	Chief Financial Officer Member of the Board of Management